Exhibit 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value $0.00005 per share, of Hurray! Holding Co., Ltd., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing.
     This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 6th day of October, 2006.

TAIWAN MOBILE CO., LTD.
By:	: /s/ Vivien Hsu
	Name:	Vivien Hsu
	Title:	Chief Financial Officer

TAIWAN CELLULAR CO., LTD.
By:	/s/ Vivien Hsu
	Name:	Vivien Hsu
	Title:	Chief Financial Officer

SIMAX INVESTMENT HOLDINGS LTD.
By:	/s/ Vivien Hsu
	Name:	Vivien Hsu
	Title:	Authorized Signatory